UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K


                            CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 21, 2007


                              NORDSTROM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


WASHINGTON                        001-15059                       91-0515058

(STATE OR OTHER JURISDICTION    (COMMISSION FILE            (I.R.S. EMPLOYER
      OF INCORPORATION)              NUMBER)              IDENTIFICATION NO.)


            1617 SIXTH AVENUE, SEATTLE, WASHINGTON     98101
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (206) 628-2111


                                 INAPPLICABLE
         (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)


  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):


  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
FISCAL YEAR.

On February 21, 2007, the Company's Board of Directors amended the Company's Bylaws for purposes of implementing a majority vote standard in uncontested director elections in place of the plurality vote standard and certain other matters. The amendments are described below. The description is qualified in its entirety by reference to the Bylaws, which are filed as Exhibit 3.1 to this Form 8-K and incorporated by reference herein.

The standard for director elections was changed in Article III, Section 2 of the Bylaws so that a nominee for director will be elected to the Board if the votes cast for the nominee exceed the votes cast against the nominee. However, directors will continue to be elected by a plurality of the votes cast if the number of nominees for any election of directors nominated (i) by the Board of Directors, or (ii) by any shareholder pursuant to the shareholder nomination procedures set forth in Article II, Section 12 the Bylaws, or (iii) by a combination of nominees by the Board of Director and any shareholder, exceed the number of directors to be elected. The Board of Directors also amended Article II, Section 12 of the Bylaws to require a shareholder's notice to nominate persons for election to the Board of Directors to include a statement whether such person, if elected, intends to tender an irrevocable resignation effective when such person fails to receive the vote required for election.

The Board of Directors amended Article III, Section 3 of the Bylaws to change the size of the Board of Directors from a fixed number of nine directors to a range of nine to twelve directors, with the specific number to be determined from time to time by the Board of Directors. In connection with this amendment, the Board of Directors also amended Article III, Section 7 to specify that a majority of the number of directors then in office shall constitute a quorum for transaction of business at any meeting of the Board of Directors.

ITEM 8.01 OTHER EVENTS

In connection with the Bylaw amendment changing the standard for director elections as described in Item 5.03 above, the Board amended the Company's Corporate Governance Guidelines to provide that:

The Board will nominate for election and appoint to Board vacancies only those candidates who have tendered or agreed to tender an advance, irrevocable resignation that would become effective upon the failure to receive the required vote for election and Board acceptance of the tendered resignation. A director who fails to receive the required number of votes for election and who has not already tendered the advance resignation is expected to tender, promptly following certification of the shareholder vote, his or her resignation from the Board, which resignation may be conditioned upon Board acceptance of the resignation.

The Corporate Governance and Nominating Committee of the Board will consider the tendered resignation of a director who fails to receive the required number of votes for election, as well as any other offer to resign that is conditioned upon Board acceptance, and recommend to the Board whether or not to accept such resignation. The Corporate Governance and Nominating Committee in deciding what action to recommend, and the Board in deciding what action to take, may consider any factors it deems relevant. The director whose resignation is under consideration is expected to abstain from participating in any decision of the Corporate Governance and Nominating Committee or the Board regarding such resignation. If the Board does not accept the resignation, the director will continue to serve until his or her successor is elected and qualified. The Board will publicly disclose its decision regarding a resignation tendered by a director who fails to receive the required number of votes for election within 90 days after certification of the shareholder vote.

The foregoing description of the amendments to the Company's Corporate Governance Guidelines is qualified in its entirety by reference to the guidelines, which are incorporated by reference herein and can be found at http://www.nordstrom.com. Go to investor relations, then corporate governance.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.    Description

3.1            Bylaws (as amended on February 21, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               NORDSTROM, INC.




                                            By: /s/ David L. Mackie
                                               ---------------------
                                               David L. Mackie
                                               Corporate Secretary

Dated: February 23, 2007